Exhibit 99.1

GLOBAL NET LEASE SELLS AMERICOLD PORTFOLIO FOR $170 MILLION

– 7.88% Cash Cap Rate on 3.3 Years of Weighted Average Remaining Lease Term
– Part of the Previously Announced $567 Million of Closed and Disposition Pipeline at a Cash Cap Rate of 7.2%

NEW YORK – June 27, 2024 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced the successful disposition of a portfolio of nine cold storage properties that are currently leased to subsidiaries of Americold Realty Trust, Inc. (NYSE: COLD) for $170 million, at a 7.88% cash cap rate on 3.3 years of weighted average remaining lease-term.

This disposition is a significant achievement in GNL’s ongoing strategic disposition initiative and aligns with the Company’s 2024 full-year guidance, which projected a disposition cash cap rate range of 7% to 8%. GNL plans to use the net proceeds from this sale to reduce outstanding debt and further lower the Company’s leverage. The sale of this portfolio, which GNL acquired for $153.4 million, is part of the previously announced $567 million1 of closed and pipeline dispositions at a cash cap rate of 7.2%.

“We believe the sale of this portfolio not only reduces risk within our portfolio by eliminating uncertainty around tenant renewals but also extends our weighted average remaining lease term,” said Michael Weil, CEO of GNL. We intend to use the net sale proceeds of this disposition to strategically pay down existing debt, aligning with our goal of lowering our Net Debt to Adjusted EBITDA to bring it more in line with our peers. We continue to be extremely pleased with the velocity of our strategic disposition initiative and we look forward to continuing to execute on this strategy until we narrow the gap between the value of our real estate and our stock price.”

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com Phone: (332) 265-2020

Footnotes:

1 As previously disclosed on GNL’s Current Report Form 8-K filed with the U.S. Securities and Exchange Commission on June 3, 2024.